UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2019

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2019, the Boards of Directors of Northfield Bancorp, Inc. (the “Company”) and Northfield Bank appointed Paul Stahlin to serve on the Boards, effective immediately. It is expected that Mr. Stahlin will be appointed to serve on the Audit Committee.
Mr. Stahlin is expected to stand for election at the annual meeting of stockholders of the Company on May 22, 2019.
There are no arrangements or understandings between Mr. Stahlin and any other person pursuant to which he became a director. Mr. Stahlin is not a party to any transaction with the Company or Northfield Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Stahlin will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 10, 2018.

Item 8.01    Other Events

A copy of the Company’s news release announcing the appointment referenced above is attached as Exhibit 99 to this Current Report.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit
99	Press release dated January 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: January 8, 2019	By:	/s/ William R. Jacobs
William. R. Jacobs
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)